SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               BIOVAIL CORPORATION
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             (Exact name of registrant as specified in its charter)

Canada                                               [Not Applicable]
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(Jurisdiction of incorporation)            (I.R.S. Employer Identification No.)

2488 Dunwin Drive
Mississauga, Ontario, Canada                             L5L 1J9
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(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered
     -------------------                         ------------------------------

     Common Shares, no par value                 New York Stock Exchange, Inc.

     Warrants, each warrant entitling            New York Stock Exchange, Inc.
     the holder to purchase two Common
     Shares

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ x ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates:

                                       N/A
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                                 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

Item 1. Description of Registrant's Securities to Be Registered.

     The information required by Item 202 of Regulation S-K with respect to the Common Shares and Warrants is contained in Registrant's Registration Statement on Form 8-A/A (No. 001-14956), related to the Registrants Convertible Subordinated Preferred Equivalent Debentures due March 31, 2025, as filed with the Securities and Exchange Commission on June 5, 2000, under the caption "Description of Capital Stock" and is incorporated herein by reference.


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


Item 2.           Exhibits

     1. Form of Indenture (incorporated by reference to Exhibit 7.2 to Amendment No. 2 to Biovail Corporation's Registration Statement on Form F-10, Registration No. 333-11580).

     2. Form of Debenture (included in immediately preceding exhibit).

     3. Specimen Stock Certificate for Biovail Corporation International Common Shares (incorporated by reference to Biovail's Registration Statement on Form F-4, Registration No. 33-74120).

     4. Form of Warrant Agreement between Biovail Corporation International and Chase Mellon Shareholder Services, L.L.C., as Warrant Agent (incorporated by reference to Exhibit 4.2 to the F-1/F-3 Registration Statement, Reg. No. 333-10860).

     5. Form of Warrant (incorporated by reference to Exhibit 4.3 to the F-1/F-3 Registration Statement, Reg. No. 333-10860).

     6. Articles of Amalgamation of Biovail Corporation International (incorporated by reference to Biovail Corporation International's Registration Statement on Form F-4, Registration No. 33-74120).

     7. Articles of Amendment of Biovail Corporation International (incorporated by reference to Biovail's Registration Statement on Form 8-A, Registration No. 001-14956 filed on March 17, 2000).

     8. Articles of Amalgamation of Biovail Corporation (incorporated by reference to Biovail's Registration Statement on Form 8-A, Registration No. 001-14956, filed on March 17, 2000).

     9. By-Law No. A of Biovail Corporation International (incorporated by reference to Biovail's Registration Statement on Form 8-A, Registration No. 001-14956, filed on March 17, 2000).


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


                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          BIOVAIL CORPORATION


Date:  June 5, 2000                       By:  John Miszuk
                                               ---------------------------------
                                               Name:  John Miszuk
                                               Title: Vice President, Controller





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


                                  EXHIBIT INDEX

Number              Description

1. Form of Indenture (incorporated by reference to Exhibit 7.2 to Amendment No. 2 to Biovail Corporation's Registration Statement on Form F-10, Registration No. 333-11580).

2.   Form of Debenture (included in immediately preceding exhibit).

3. Specimen Stock Certificate for Biovail Corporation International Common Shares (incorporated by reference to Biovail's Registration Statement on Form F-4, Registration No. 33-74120).

4. Form of Warrant Agreement between Biovail Corporation International and Chase Mellon Shareholder Services, L.L.C., as Warrant Agent (incorporated by reference to Exhibit 4.2 to the F-1/F-3 Registration Statement, Reg. No. 333-10860).

5. Form of Warrant (incorporated by reference to Exhibit 4.3 to the F-1/F-3 Registration Statement, Reg. No. 333-10860).

6. Articles of Amalgamation of Biovail Corporation International (incorporated by reference to Biovail's Registration Statement on Form F-4, Registration No. 33-74120).

7. Articles of Amendment of Biovail Corporation International (incorporated by reference to Biovail's Registration Statement on Form 8-A, Registration No. 001-14956, filed on March 17, 2000).

8. Articles of Amalgamation of Biovail Corporation (incorporated by reference to Biovail's Registration Statement on Form 8-A, Registration No. 001-14956, filed on March 17, 2000).

9. By-Law No. A of Biovail Corporation International (incorporated by reference to Biovail's Registration Statement on Form 8-A, Registration No. 001-14956, filed on March 17, 2000).


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